Exhibit 10.05
AMENDMENT NO. 2
TO THE
NUSTAR EXCESS THRIFT PLAN

WHEREAS, NuStar Services Company LLC (“NuStar”) sponsors and maintains the NuStar Excess Thrift Plan (the “Plan”) for the benefit of eligible Employees; and

WHEREAS, NuStar wishes to amend the definition of “Committee” under the Plan to clarify that the NuStar Benefit Plans Administrative Committee, which administers the Plan, has been determined and established under and pursuant to the terms of the NuStar Thrift Plan, and is not designated by NuStar’s Board of Directors; and

WHEREAS, NuStar has reserved the right to amend the Plan pursuant to Section 9.1 thereof.

NOW, THEREFORE, the Plan is hereby amended, effective as of October 9, 2018, as follows:

1.    Committee. Section 1.7 of the Plan is hereby amended in its entirety, such that such section shall be and read in full as follows:

“1.7    “Committee” shall mean the NuStar Benefit Plans Administrative Committee, as established under and pursuant to the terms of the Thrift Plan, which administers the Plan.”
2.    Defined Terms. Unless otherwise defined herein, each of the capitalized terms used herein shall have the meaning given to such term in the Plan.

3.    No Further Amendments. Except as otherwise amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, NuStar has caused this Amendment to be signed on its behalf by its duly authorized representative this 9th day of October, 2018, to be effective as set forth above.

NUSTAR SERVICES COMPANY LLC

By: /s/ Tom Shoaf
Tom Shoaf,
Executive Vice President and Chief Financial Officer, and Chairman - Benefit Plans Administrative Committee